Exhibit 99.4

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.
AND
CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

OFFER TO EXCHANGE

New 9¾% Senior Notes due 2012
which have been registered under the Securities Act of 1933, as amended, for
All Outstanding 9¾% Senior Notes due 2012
(144A CUSIP: 20903HAA6) (Reg. S CUSIP: U20898AA7)

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
      , 2004, UNLESS EXTENDED BY THE ISSUERS.

, 2004

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated                    , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and form of Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Consolidated Communications Illinois Holdings, Inc. (“Illinois Holdings”) and Consolidated Communications Texas Holdings, Inc. (“Texas Holdings” and, together with Illinois Holdings, collectively, the “Issuers”) to exchange up to $200,000,000 aggregate principal amount of the Issuers’ 9¾% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes”), for any and all of its outstanding 9¾% Senior Notes due 2012 (the “Outstanding Notes”), in integral multiples of $1,000. The terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Outstanding Notes will not apply to the Exchange Notes under “The Exchange Offer—Conditions to the Exchange Offer”.

     The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to the conditions described in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer”.

     The enclosed materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge you to contact us promptly if you wish to tender your Outstanding Notes in the Exchange Offer.

     Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Outstanding Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City Time, on      ,        , 2004, unless the Exchange Offer is extended by the Issuers. The time the Exchange Offer expires is referred to as the “Expiration Date”. Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date by following the procedures described in the Prospectus under “The Exchange Offer—Withdrawal of Tenders”.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE FOLLOWING INSTRUCTION FORM.

     The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

     If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

     Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF
9¾% SENIOR NOTES DUE 2012

     The undersigned hereby acknowledges receipt of the Prospectus dated               , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Consolidated Communications Illinois Holdings, Inc. (“Illinois Holdings”) and Consolidated Communications Texas Holdings, Inc. (“Texas Holdings” and, together with Illinois Holdings, collectively, the “Issuers”) to exchange $1,000 in principal amount of the Issuers’ new 9¾% Senior Notes due 2012, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes”), for each $1,000 in principal amount of outstanding 9¾% Senior Notes due 2012 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

     $                      of the Outstanding Notes.

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

     $                      of the Outstanding Notes.

☐	NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (1) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including, but not limited to, the representations that (a) the Exchange Notes acquired in the exchange will be acquired in the ordinary course of business of the undersigned, (b) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such Exchange Notes, (c) the undersigned is not an “affiliate”, as defined in Rule 405 under the Securities Act, of either of the Issuers, (d) if the undersigned or person receiving the Exchange Notes, whether or not such person is the undersigned, is not a broker-dealer, that it is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of Exchange Notes and (e) if the undersigned or person receiving the Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act; (2) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (3) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

     The undersigned acknowledges that an “affiliate” of either Issuer or any holder of Outstanding Notes tendering its Outstanding Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or any broker-dealer that acquired the Outstanding Notes directly from the

Issuers and not as a result of market-making activities or other trading activities (1) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (dated July 2, 1993) or similar interpretive letters and (2) absent an exemption under the Securities Act, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Such broker-dealers may not use the prospectus for the exchange offer in connection with such resales.

SIGN HERE

Dated	, 2004

Signature(s)

Print Name(s)

Address:

(Please include Zip Code)

Telephone Number

(Please include Area Code)

Tax Identification Number

(Social Security Number or Employer Identification Number)

My Account Number With You

5